EXHIBIT 3

REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of January 2, 2009, by and between MULTIBAND CORPORATION, a Minnesota corporation (the "Company"), and DirecTECH Holding Company, Inc., a Delaware corporation ("DTHC").

RECITALS:

          WHEREAS, the Company and DTHC have entered into that certain Stock Purchase Agreement, dated November 3, 2008, as amended on December 30, 2008 (the "Acquisition"), under which the Company has agreed to purchase from DTHC the remaining twenty percent (20%) of the Operating Entities' (hereinafter defined) common stock on or before December 31, 2009, for consideration in the form of shares of the Company's Series J Preferred Stock;

          WHEREAS, the Company and DTHC now desire to enter into this Agreement with the understanding that the Company will issue shares of the Company's Series J Preferred Stock pursuant to the Acquisition on or before December 31, 2009, to define the rights which exist among DTHC, on the one hand, and the Company, on the other, with respect to the Registrable Securities (as defined herein); and

          WHEREAS, this Agreement shall be effective as of the date such Series J Preferred Stock are issued to DTHC (the "Effective Date").

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.          Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                    "Common Stock" shall mean the Company's Common Stock, no par value.

                    "DTHC" shall have the meaning set forth in the preamble hereto.

                    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                    "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    "Holder" means DTHC as the owner of record of Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section 9 hereof.

                    "Operating Entities" means DirecTECH Southwest, Inc., a Louisiana corporation, DirecTECH Delaware, Inc., a Delaware corporation, DirecTech Development Corporation, a

Delaware corporation, and JBM, Inc., a Kentucky corporation and Michigan Microtech, Inc., a Michigan corporation.

                    "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                    "Registrable Securities" means (i) all Series J Preferred Stock issued to DTHC, (ii) all Common Stock issuable upon the conversion of the Series J Preferred Stock, (iii) all Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities, and (iv) all of the Common Stock currently owned by DTHC. Notwithstanding the foregoing, Registrable Securities shall not include (i) any securities sold by a person to the public either pursuant to an effective registration statement or Rule 144, (ii) any securities sold in a private transaction in which the transferor's rights under this Agreement are not assigned, or (iii) any shares of the Common Stock described in the first sentence of this definition, if all such shares of the Common Stock could then be sold pursuant to Rule 144(d) under the Securities Act.

                    "Registrable Securities then outstanding" shall be the number of shares of Series J Preferred Stock and Common Stock determined by calculating the total number of shares of Series J Preferred Stock and Common Stock that are Registrable Securities and which are either (i) then issued and outstanding or (ii) issuable upon conversion, exercise and/or exchange of any other outstanding securities.

                    "Registration Expenses" shall mean all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders (as set forth in Section 4.1), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

                    "SEC" or "Commission" means the Securities and Exchange Commission.

                    "Securities Act" shall mean the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                    "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

                    "Series J Preferred Stock" shall mean the Company's Series J Convertible Preferred Stock, par value of One Hundred Thousand and No/100 Dollars ($100,000.00) per share.

                    "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to a transaction covered by Form S-4 (or successor form), including under Rule 145 under the Securities Act.

          2.          Company Registration.

                    2.1          If, at any time, the Company proposes to file a registration statement under the Securities Act for purposes of a public offering of securities of the Company (including for this purpose a registration statement covering shares owned by shareholders of the Company other than DTHC but excluding Special Registration Statements), it shall notify all Holders in writing (the "Company Notice") no later than 30 days prior to the date the Company intends to commence the offering. Each Holder shall have the right (the "Piggyback Right"), subject to the limitations set forth in Section 2.2, to include in any such registration statement all or any part of the Registrable Securities then held by such Holder. In order to exercise the Piggyback Right, a Holder shall give written notice to the Company (the "Piggyback Notice") no later than 20 days following the date on which the Company gives the Company Notice. The Piggyback Notice shall set forth the number of Registrable Securities that such Holder desires to include in the registration statement.

                    2.2          If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders in the Company Notice. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided, however, that that the Holders will not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the Holders and their intended method of distribution of Registrable Securities. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares of the Company's capital stock to be underwritten, the number of shares of the Company's capital stock that may be included in the underwriting shall be allocated in the following manner: first, to the Company, all securities proposed to be registered by the Company for its own account; second, to the Holders, up to the full number of Registrable Securities requested to be included in such registration on a pro rata basis based on the total number of Registrable Securities requested to be included in such registration by the Holders; and third, to any other shareholders of the Company, the number of securities requested to be included by any other holders, in proportion as nearly as practicable, to the respective amounts of securities of the Company owned by them; provided, however, in no event shall the number of Registrable Securities of the Holders be reduced to a number less than 30% of the total amount of securities in the offering, except if the offering is for more than 30% of the Company's securities held by the Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement.

                    2.3          The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration

Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4 hereof.

          3.          Demand Registration.

                    3.1          Any Holder or Holders of not less than in the aggregate 35% of Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization changes) (the "Demand Initiating Holder(s)") may demand in writing that the Company effect a registration on Form S-1 (or its eqivalent) or, if available, Form S-3 (or any successor to Form S-3) with respect to all or any part of the Registrable Securities owned by such Holder or Holders (the "Demand Request"); provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 3 within any six month period. The Demand Request shall set forth the number of Registrable Securities owned by the Demand Initiating Holders to be included in the registration statement. In such event, the Company will:

                              (a)          as promptly as practicable but in any event within five days of the receipt of the Demand Request, give written notice of the proposed registration (the "Demand Notice") to all other Holders of Registrable Securities; and

                              (b)          as expeditiously as reasonably possible, file and use its best efforts to cause to be declared effective, a registration statement covering the Registrable Securities specified by the Demand Initiating Holder(s) in the Demand Request, together with the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request received by the Company within 10 days after the Company has given the Demand Notice.

                    3.2          The Company shall not be obligated to effect any registration pursuant to Section 3.1:

                              (a)          if the Holder or Holders, together with shareholders who hold any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                              (b)          if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the reasonable judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 90 days after receipt of the Demand Request from the Holder or Holders under this Section 3; provided, however, that the Company may not utilize this right more than once in any 12-month period; or

                              (c)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification, or compliance.

                    3.3          If the Demand Initiating Holder(s) intend to distribute the Registrable Securities covered by their Demand Request by means of an underwritten offering, they shall so advise the Company in the Demand Request, and the Company shall include such information in the Demand Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 3.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders; provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          4.          Registration Expenses.

                    4.1          Subject to Section 4.2, all Registration Expenses incurred in connection with any registration pursuant to Section 2, or Section 3 shall be borne by the Company, including the expense of a single special counsel to the Holders for each registration not to exceed $100,000 per registration. All Selling Expenses incurred in connection with any such registration shall be borne by the Holders pro rata based on the number of Registrable Securities registered on behalf of each such Holder.

                    4.2          The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 3, the request of which has been subsequently withdrawn by the Demand Initiating Holders holding at least 50% of the Registrable Securities that were the initial subject of the Demand Request unless (i) the withdrawal is based upon material adverse information concerning the Company which was not available to the Demand Initiating Holders at the time of such request, (ii) the withdrawal is the result of a stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, (iii) the withdrawal is in response to a breach of this Agreement by the Company or (iv) the Holders of 75% of the Registrable Securities then outstanding agree to forfeit their right to one requested registration pursuant to Section 3, as applicable (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of securities for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clauses (i-iii)

above, then the Holders shall not forfeit their rights to a registration pursuant to Section 3, as applicable.

          5.          Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    5.1          prepare and file with the SEC no later than 75 days following the receipt of the Demand Request a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to 90 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that:

                              (a)          such 90 day period shall be extended for a period of time equal to the period the Holder agrees to refrain from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock of the Company; and

                              (b)          in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in (I) and (II) above from periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act;

                    5.2          permit a representative of the Holders, the underwriters, if any, and any attorney or accountant retained by such Holders or underwriter to participate, at each such person's own expense, in the preparation of the registration statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration;

                    5.3          prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 5.1 above;

                    5.4          furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, and any amendments or supplements thereto in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                    5.5          use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                    5.6          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, however, that the Holders will not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the Holders and their intended method of distribution of Registrable Securities;

                    5.7          notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will as expeditiously as reasonably possible amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                    5.8          cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

                    5.9          provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                    5.10          furnish, at the request of the Holders of the shares of Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization changes) requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

                    5.11          otherwise comply with the provisions of the Securities Act and all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, covering a period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement; and

                    5.12          upon the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use commercially-reasonable efforts promptly to obtain the withdrawal of such order.

          6.          Intentionally Omitted.

          7.          Obligations of Holders. Each selling Holder pursuant to a registration effected pursuant to this Agreement shall:

                    7.1          use its reasonable efforts to provide all such information and material concerning such Holder as may reasonably be requested by the Company in order to enable the Company to comply with applicable requirements of the SEC;

                    7.2          not deliver any form of prospectus in connection with the sale of any Registrable Securities as to which the Company has advised the selling Holders in writing that it is preparing an amendment or supplement; and

                    7.3          not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          8.          Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2 or 3:

                    8.1          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances then existing, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law in connection with the offering covered by such registration statement; provided however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it is based directly upon a Violation which occurs in reliance upon and in conformity with written information expressly furnished for use in connection with such registration by such Holder.

                    8.2          To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities which are being registered, indemnify and hold harmless the Company, each of its directors, its officers, employees, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, officers, or employees or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, employee, controlling person, underwriter, or other such Holder, or partner, director, officer, or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, in no event shall the indemnity by a Holder under this Section 8.2 exceed the net proceeds from the sale of Registrable Securities in the offering received by such Holder.

                    8.3          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel of its choice; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 if, and solely to the extent that, such failure materially prejudices the ability of the indemnifying party to defend such action; provided that the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

                    8.4          If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this Section 8.4 when combined with any amounts paid by such Holder pursuant to Section 8.2, exceed the net proceeds from the sale of Registrable Securities in the offering received by such Holder.

          The obligations of the Company and Holders under this Section 8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. To the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the indemnification provisions of this Agreement, the provisions of the underwriting agreement will control. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          9.          Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder or a family member of such Holder, or (c) acquires at least ______ shares (or all of the transferring shares) of Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization changes); provided, however, that the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee shall furnish to the Company its agreement in writing to be subject to all obligations of a Holder set forth in this Agreement.

          10.          "Market Stand-Off" Agreement. Each Holder hereby agrees that such Holder shall not sell or enter into any hedging or similar transaction with the same economic effect as a sale, transfer, make any short sale, or grant any option for the purchase, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the Company or representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act with respect to an underwritten public offering of the Company's securities; provided, however, that such agreement shall only be applicable if all officers, directors and one percent stockholders of the Company enter into similar agreements; provided, further, if the Company or the underwriters shall release any Registrable Securities or any other securities (the "Released Securities") from the requirements of this Section 10 before the end of the period set by the Company or the underwriters, then the Registrable Securities of each Holder shall be released from the provisions of this Section 10 in the same proportion as the Released Securities bear to the total number of securities held by such Holder which were subject to this Section 10. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 10 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180 day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 10.

          11.          Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement, the Company agrees to:

                    11.1          make and keep public information available, as those terms are understood and defined in Rule 144;

                    11.2          not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination;

                    11.3          file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                    11.4          furnish to DTHC, so long as DTHC owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

          12.          Miscellaneous.

                    12.1          Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would cause the laws of any other jurisdiction other than the internal laws of the State of Delaware to apply.

                    12.2          Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the Company and DTHC.

                    12.3          Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

                    12.4          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address or facsimile number set forth on the signature page hereof and to DTHC at the address or facsimile number set forth on the signature page hereof or at such other address as the Company or DTHC may designate by 10 days' advance written notice to the other parties hereto.

                    12.5          Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                    12.6          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    12.7          Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

                    12.8          Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto, or to their heirs,

personal representatives, successors or assigns, by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto, or his heirs, personal representatives, or successors or assigns, institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

                    12.9          Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                    12.10          Dispute Resolution. Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, or any other controversy arising out of this Agreement, including, without limitation, any state or federal statutory claims, shall be submitted to arbitration in St. Paul, Minnesota, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator (the "Arbitrator") shall be selected from the American Arbitration Association, and the Arbitration shall be conducted in accordance with JAMS as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by the Parties in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator's award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the Parties hereto and may be enforced by any court of competent jurisdiction. The Parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement. The Arbitrator shall determine the allocation of associated fees and costs in accordance with applicable law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

MULTIBAND CORPORATION, a Minnesota corporation

By:	/s/ James Mandel, CEO
Name: James Mandel Its: CEO

Address: 9449 Science Center Drive New Hope, Minnesota 55428 Attn: President Facsimile: (763) 201-7863

DTHC:

DIRECTECH HOLDING COMPANY, INC. a Delaware corporation

By:	/s/ Thomas A. Beaudreau
Name: Thomas A. Beaudreau Its: President and CEO

Address: 615 Roma Valley Drive Fort Collins, CO 80525 Attn: Chief Executive Officer Facsimile : (970) 204-1839